Exhibit 99
FOR IMMEDIATE RELEASE:
Orrstown Financial Services, Inc. Reports Earnings for the Third Quarter 2023

•Net income of $9.0 million and diluted earnings per share of $0.87 for the three months ended September 30, 2023 compared to net income of $9.8 million and diluted earnings per share of $0.94 for the three months ended June 30, 2023;
•Net interest margin, on a tax equivalent basis, was 3.73% in the third quarter of 2023 as compared to 3.83% in the second quarter of 2023;
•Return on average assets of 1.18% and return on average equity of 14.42% for the third quarter of 2023 compared to return on average assets of 1.32% and return on average equity of 16.27% during the second quarter of 2023;
•Third quarter total loan growth was $32.4 million, or 6% annualized; year-to-date total loan growth was $115.6 million, or 7% annualized;
•Third quarter deposit growth was $23.6 million; deposits that are uninsured and not collateralized were 15% of total deposits at September 30, 2023 compared to 16% of total deposits at June 30, 2023;
•Non-interest expenses decreased by $0.3 million from $20.7 million for the three months ended June 30, 2023 to $20.4 million for the three months ended September 30, 2023;
•Non-interest income decreased by $1.3 million to $5.9 million for the three months ended September 30, 2023 from $7.2 million for the three months ended June 30, 2023; this was almost entirely due to the $1.2 million gain on the sale of the Bank's Path Valley branch in the second quarter of 2023;
•Tangible common equity(1) ratio declined from 7.5% at June 30, 2023 to 7.3% at September 30, 2023 reflecting an increase of $11.2 million, net of taxes, in net unrealized losses on investment securities;
•The Board of Directors declared a cash dividend of $0.20 per common share, payable November 14, 2023, to shareholders of record as of November 7, 2023.

(1) Non-GAAP measure. See Appendix A for additional information.
SHIPPENSBURG, PA (October 24, 2023) -- Orrstown Financial Services, Inc. ("Orrstown" or the “Company”) (NASDAQ: ORRF), the parent company of Orrstown Bank (the “Bank”), announced earnings for the three months ended September 30, 2023. Net income totaled $9.0 million for the three months ended September 30, 2023, compared to $9.8 million for the three months ended June 30, 2023 and a net loss of $4.8 million for the three months ended September 30, 2022, which included a restructuring charge for branch closures and other expense savings initiatives and a provision for legal settlement totaling $12.8 million, net of tax. Diluted earnings per share totaled $0.87 for the three months ended September 30, 2023, compared to $0.94 for the three months ended June 30, 2023 and diluted loss per share of $0.47 for the three months ended September 30, 2022.
“We are pleased with our third quarter results as Orrstown continues to generate strong earnings in a challenging environment. We remain focused on delivering strong earnings and building our long-term capital base through prudent balance sheet growth. While net interest margin compression has continued, the impact of higher funding costs has been controlled through disciplined loan and deposit pricing during the nine months ended September 30, 2023. Deposits continue to grow modestly as a result of our relationship-based approach. The Bank has diversified sources of non-interest income, which have allowed us to offset the impact of a difficult wealth and mortgage market. We believe we are well-positioned for future growth," commented Thomas R. Quinn, Jr., President and Chief Executive Officer.

DISCUSSION OF RESULTS
Balance Sheet
Loans
Loans held for investment, which includes SBA PPP loans of $6.2 million at September 30, 2023, increased by $32.4 million from June 30, 2023 to September 30, 2023, or 6% annualized. Commercial loans, excluding SBA PPP loan forgiveness activity, increased by $17.7 million, or 4% annualized, from June 30, 2023 to September 30, 2023. The residential mortgage portfolio increased by $16.2 million, or 15% annualized, in the three months ended September 30, 2023 as there has been increased production of adjustable-rate mortgages, which have been retained in portfolio.
Investment Securities
Investment securities, which are all available-for-sale, decreased by $13.4 million to $495.2 million at September 30, 2023 compared to $508.6 million at June 30, 2023. During the third quarter of 2023, net purchases totaled $10.0 million, net unrealized losses increased by $14.4 million and paydowns were $7.8 million. The increase in net unrealized losses was primarily due to higher market interest rates. The overall duration of the Company's investment securities portfolio is 4.7 years at September 30, 2023. The Company has sufficient access to liquidity such that management does not believe it would be necessary to sell any of its investment securities at a loss to offset any unexpected deposit outflows. See Appendix B for a summary of the Bank's investment securities at September 30, 2023, highlighting their concentrations, credit ratings and credit enhancement levels.
Deposits
Deposits increased by $23.6 million, totaling approximately $2.5 billion at both September 30, 2023 and June 30, 2023. In the third quarter of 2023, time deposits increased by $31.4 million, or 36% annualized, money market deposits rose by $22.7 million, or 18% annualized, and interest-bearing demand deposits increased by $14.2 million, or 6% annualized. These increases were partially offset by decreases in noninterest-bearing demand deposits of $30.4 million, or 26% annualized, and savings deposits of $14.3 million, or 29% annualized. The increase in time deposits was attributable to promotional offerings of up to 18-month terms. The declines in the noninterest-bearing and savings deposit categories were primarily the result of clients seeking higher-yielding products, including reciprocal deposits, with the Bank. At September 30, 2023, deposits that are uninsured and not collateralized totaled $387.5 million, or 15%, of total deposits compared to $409.1 million, or 16%, of total deposits at June 30, 2023. The Bank's loan-to-deposit ratio was 89% at both September 30, 2023 and June 30, 2023.
Borrowings
The Bank actively manages its liquidity position through its various sources of funding to meet the credit needs of its clients. FHLB advances and other borrowings increased by $20.5 million to $157.2 million at September 30, 2023 compared to $136.7 million at June 30, 2023. The Bank seeks to maintain sufficient liquidity to ensure client needs can be addressed on a timely basis. The Bank had available alternative funding sources, such as the FHLB advances and other wholesale options, of approximately $1.0 billion at September 30, 2023.

Income Statement
Net Interest Income and Margin
Net interest income was $26.2 million for the three months ended September 30, 2023 compared to $26.4 million for the three months ended June 30, 2023. The net interest margin, on a tax equivalent basis, declined to 3.73% in the third quarter of 2023 from 3.83% in the second quarter of 2023. Net interest margin decreased primarily because funding costs continued to increase at a pace faster than assets repriced.
Interest income on loans increased by $1.7 million to $32.9 million for the three months ended September 30, 2023 compared to $31.2 million for the three months ended June 30, 2023. Loan growth and higher interest rates were the primary drivers of this increase. Interest income on loans for the three months ended September 30, 2023 included prepayment fee income of $0.4 million, an increase of $0.2 million from the three months ended June 30, 2023, which resulted in an increase of two basis points in net interest margin.
Interest income on investment securities was $5.5 million for the three months ended September 30, 2023 compared to $5.4 million in the second quarter of 2023. The investment portfolio continues to benefit from increasing yields on adjustable-rate securities.
Interest expense increased by $2.0 million to $12.5 million for the three months ended September 30, 2023 compared to $10.5 million for the three months ended June 30, 2023 due primarily to increasing deposit and borrowing rates for both existing and new balances. In addition, average interest-bearing deposits increased by $47.7 million; whereas, average borrowed funds decreased by $2.6 million during the three months ended September 30, 2023.
Provision for Credit Losses
The Company recorded a provision for credit losses of $0.1 million for the three months ended September 30, 2023 compared to $0.4 million for the three months ended June 30, 2023. The allowance for credit losses decreased by $0.1 million to $28.3 million at September 30, 2023 compared to $28.4 million at June 30, 2023. Although there was loan growth of $32.4 million during the third quarter of 2023, the allowance for credit losses was impacted by improvements in the macroeconomic conditions within the forecasted loss rate model. The allowance for credit losses to total loans was 1.25% at September 30, 2023 compared to 1.27% at June 30, 2023. Net charge-offs were $0.2 million for the three months ended September 30, 2023 compared to net charge-offs of $0.4 million for the three months ended June 30, 2023. Special mention loans decreased by $13.7 million from $45.5 million at June 30, 2023 to $31.8 million at September 30, 2023 due to repayments of $10.2 million and upgrades of $3.5 million. Classified loans increased by $7.3 million to $33.6 million at September 30, 2023 from $26.3 at June 30, 2023. The increase in classified loans was primarily due to downgrades to two commercial loans, within the owner-occupied and commercial and industrial loan classes, to one client totaling $6.3 million. The increase in classified loans was partially offset by repayments within this category. Non-accrual loans increased by $1.2 million to $22.3 million at September 30, 2023 from $21.1 million at June 30, 2023 primarily due to one loan in the owner-occupied loan class. Management believes the allowance for credit losses to be adequate based on current asset quality metrics and economic conditions.
Management regularly analyzes the commercial real estate portfolio, which includes the review of occupancy, cash flows, expenses and expiring leases, as well as the location of the real estate. At September 30, 2023, the Company had $244.7 million in loans related to office space, which had a weighted average loan-to-value ratio of 57% and a weighted average debt coverage ratio of 1.62x, compared to $236.7 million at June 30, 2023. Management believes that the office space portfolio is well-diversified and includes only limited exposure to properties located in major metro markets (approximately 3% of the total commercial real estate loan balance as of September 30, 2023).
Noninterest Income
Noninterest income decreased by $1.3 million to $5.9 million in the three months ended September 30, 2023 compared to $7.2 million in the three months ended June 30, 2023.
Other income in the three months ended June 30, 2023 includes a gain of $1.2 million from the sale of the Bank's Path Valley branch.
Mortgage banking income decreased by $0.2 million from income of $0.1 million in the second quarter of 2023 to a loss of $0.1 million in the third quarter of 2023. During the three months ended September 30, 2023, mortgage interest rates increased significantly, which resulted in a decline to the fair value mark of the Bank's held-for-sale loans of $0.4 million compared to a decrease in the fair value market of $0.1 million during the three months ended June 30, 2023. Market conditions and elevated interest rates continued to hinder mortgage production during the third quarter of 2023. Most mortgage production remains in adjustable-rate products, which are held in portfolio.
During the third quarter of 2023, the Company recorded swap fee income of $0.3 million compared to $0.2 million in the three months ended June 30, 2023. Swap fee income fluctuates based on market conditions and client demand.
Noninterest Expenses
Noninterest expenses decreased by $0.3 million to $20.4 million in the three months ended September 30, 2023 from $20.7 million in the three months ended June 30, 2023.
Salaries and benefits expense decreased by $0.2 million to $12.9 million for the three months ended September 30, 2023 compared to $13.1 million for the three months ended June 30, 2023. The decrease was attributed primarily to employee severance costs of $0.5 million during the second quarter of 2023 and a decline of $0.1 million in healthcare costs, partially offset by increases in merit-based salaries and incentive compensation of $0.5 million. The increase in merit-based salaries was a result of merit increases during the second quarter of 2023, the filling of vacancies and an additional day in the third quarter of 2023 compared to the second quarter of 2023, which impacts the accrual.
Advertising and bank promotions expense decreased by $0.6 million to $0.3 million in the three months ended September 30, 2023 from $0.9 million for the three months ended June 30, 2023 due to $0.5 million in contributions to tax credit programs during the second quarter of 2023. Taxes other than income increased by $0.3 million to $0.4 million in the three months ended September 30, 2023 compared to less than $0.1 million in the three months ended June 30, 2023. This increase reflects the tax credits recognized on the contributions during the second quarter of 2023.
Professional services expense increased by $0.5 million to $1.0 million in the three months ended September 30, 2023 from $0.5 million in the three months ended June 30, 2023 due primarily to an increase in consulting costs to support technology improvements and compliance enhancements.
Other operating expenses decreased by $0.5 million to $1.5 million during the third quarter of 2023 compared to $2.0 million during the second quarter of 2023. This decrease included a reduction of $0.3 million in credit value adjustments on derivatives for the three months ended September 30, 2023 compared to the three months ended June 30, 2023. The remaining fluctuation is attributable to normal business operations.
Income Taxes
The Company's effective tax rate for the third quarter of 2023 was 21.9% compared to 20.6% for the second quarter of 2023. The Company's effective tax rate for the three months ended September 30, 2023 is greater than the 21% federal statutory rate primarily due to an increase in state taxes in addition to the disallowed portion of interest expense against earnings in association with the Bank's tax-exempt investments under the Tax Equity and Fiscal Responsibility Act of 1982, partially offset by tax-exempt income, including interest earned on tax-exempt loans and securities and income from life insurance policies and tax credits. The effective tax rate was 20.7% for the nine-months ended September 30, 2023 compared to 15.7% for the nine months ended September 30, 2022. The lower effective tax rate for the nine months ended September 30, 2022 was partially caused by the impact of the restructuring charge for branch closures and other expense savings initiatives and a provision for legal settlement during the third quarter of 2022. The Company regularly analyzes its projected taxable income and makes adjustments to the provision for income taxes accordingly.
Capital
Shareholders’ equity totaled $243.1 million at September 30, 2023, a decrease of $2.5 million from $245.6 million at June 30, 2023. The decrease was primarily attributable to other comprehensive losses of $10.1 million and dividends paid of $2.1 million partially offset by net income of $9.0 million. Other comprehensive losses increased during the third quarter of 2023 due to after-tax declines from $11.2 million in net unrealized losses on investment securities partially offset by net unrealized gains on cash flow hedges of $1.1 million.
Tangible book value per share(1) decreased to $20.94 per share at September 30, 2023 from $21.19 per share at June 30, 2023 due to the decrease in shareholders' equity.

(1) Non-GAAP measure. See Appendix A for additional information.

The Company's tangible common equity ratio decreased to 7.3% at September 30, 2023 from 7.5% at June 30, 2023 primarily due to a decrease in tangible equity from net unrealized losses on investment securities and an increase in total tangible assets. The Company's total risk-based capital ratio was 13.0% at both September 30, 2023 and June 30, 2023. The Company's Tier 1 leverage ratio increased from 8.6% at June 30, 2023 to 8.7% at September 30, 2023. At September 30, 2023, all four capital ratios applicable to the Company were above regulatory minimum levels to be deemed “well capitalized” under current bank regulatory guidelines. The Company continues to believe that capital is adequate to support the risks inherent in the balance sheet, as well as growth requirements.
The Board of Directors approved a cash dividend of $0.20 per share, payable on November 14, 2023, to shareholders of record as of November 7, 2023.

Investor Relations Contact:
Neelesh Kalani
Executive Vice President, Chief Financial Officer
Phone (717) 510-7097

ORRSTOWN FINANCIAL SERVICES, INC.
FINANCIAL HIGHLIGHTS (Unaudited)

	Three Months Ended		Nine Months Ended
	September 30,	September 30,	September 30,	September 30,
(Dollars in thousands)	2023	2022	2023	2022

Profitability for the period:
Net interest income	$26,219	$25,455	$78,888	$72,146
Provision for credit losses	136	1,500	1,264	3,575
Noninterest income	5,925	6,058	19,161	20,726
Noninterest expenses	20,447	36,412	61,451	74,570
Income (loss) before income tax expense (benefit)	11,561	(6,399)	35,334	14,727
Income tax expense (benefit)	2,535	(1,571)	7,314	2,316
Net income (loss) available to common shareholders	$9,026	$(4,828)	$28,020	$12,411

Financial ratios:
Return on average assets (1)	1.18%	(0.68)%	1.25%	0.59%
Return on average assets, adjusted (1) (2) (3)	1.18%	1.12%	1.25%	1.19%
Return on average equity (1)	14.42%	(7.92)%	15.51%	6.58%
Return on average equity, adjusted (1) (2) (3)	14.42%	13.02%	15.51%	13.35%
Net interest margin (1)	3.73%	3.92%	3.83%	3.70%
Efficiency ratio	63.6%	115.5%	62.7%	80.3%
Efficiency ratio, adjusted (2) (3)	63.6%	64.3%	62.7%	62.9%
Income (loss) per common share:
Basic	$0.87	$(0.47)	$2.71	$1.17
Basic, adjusted (2) (3)	$0.87	$0.77	$2.71	$2.37
Diluted	$0.87	$(0.47)	$2.68	$1.16
Diluted, adjusted (2) (3)	$0.87	$0.75	$2.68	$2.34

Average equity to average assets	8.18%	8.59%	8.09%	8.90%

(1) Annualized.
(2) Ratio for the three and nine months ended September 30, 2022 has been adjusted for the restructuring charge and provision for legal settlement.
(3) Non-GAAP based financial measure. Please refer to Appendix A - Supplemental Reporting of Non-GAAP Measures and GAAP to Non-GAAP Reconciliations for a discussion of our use of non-GAAP based financial measures, including tables reconciling GAAP and non-GAAP financial measures appearing herein.

ORRSTOWN FINANCIAL SERVICES, INC.
FINANCIAL HIGHLIGHTS (Unaudited)
(continued)
	September 30,	December 31,
(Dollars in thousands, except per share amounts)	2023	2022
At period-end:
Total assets	$3,054,435	$2,922,408
Total deposits	2,546,435	2,476,246
Loans, net of allowance for credit losses	2,238,558	2,126,054
Loans held-for-sale, at fair value	6,448	10,880
Securities available for sale, at fair value	495,162	513,728
Borrowings	175,241	123,390
Subordinated notes	32,076	32,026
Shareholders' equity	243,080	228,896

Credit quality and capital ratios (1):
Allowance for credit losses to total loans	1.25%	1.17%
Total nonaccrual loans to total loans	0.98%	0.96%
Nonperforming assets to total assets	0.73%	0.70%
Allowance for credit losses to nonaccrual loans	127%	122%
Total risk-based capital:
Orrstown Financial Services, Inc.	13.0%	12.7%
Orrstown Bank	12.5%	12.3%
Tier 1 risk-based capital:
Orrstown Financial Services, Inc.	10.6%	10.3%
Orrstown Bank	11.4%	11.2%
Tier 1 common equity risk-based capital:
Orrstown Financial Services, Inc.	10.6%	10.3%
Orrstown Bank	11.4%	11.2%
Tier 1 leverage capital:
Orrstown Financial Services, Inc.	8.7%	8.5%
Orrstown Bank	9.3%	9.2%

Book value per common share	$22.90	$21.45

(1) Capital ratios are estimated, subject to regulatory filings. The Company elected the three-year phase in option for the day-one impact of ASU 2016-13 for current expected credit losses ("CECL") to regulatory capital. In the first year of adoption in 2023, the Company adjusted retained earnings, allowance for credit losses includable in tier 2 capital and the deferred tax assets from temporary differences in risk weighted assets by the permitted percentage of the day-one impact from adopting the new CECL standard.

ORRSTOWN FINANCIAL SERVICES, INC.
CONSOLIDATED BALANCE SHEETS (Unaudited)

(Dollars in thousands, except per share amounts)	September 30, 2023	December 31, 2022
Assets
Cash and due from banks	$34,728	$28,477
Interest-bearing deposits with banks	60,211	32,346
Cash and cash equivalents	94,939	60,823
Restricted investments in bank stocks	12,987	10,642
Securities available for sale (amortized cost of $553,222 and $563,278 at September 30, 2023 and December 31, 2022, respectively)	495,162	513,728
Loans held for sale, at fair value	6,448	10,880
Loans	2,266,836	2,151,232
Less: Allowance for credit losses	(28,278)	(25,178)
Net loans	2,238,558	2,126,054
Premises and equipment, net	29,385	29,328
Cash surrender value of life insurance	72,754	71,760
Goodwill	18,724	18,724
Other intangible assets, net	2,650	3,078
Accrued interest receivable	12,212	11,027
Deferred tax assets, net	25,500	24,031
Other assets	45,116	42,333
Total assets	$3,054,435	$2,922,408
Liabilities
Deposits:
Noninterest-bearing	$435,488	$494,131
Interest-bearing	2,110,947	1,950,807
Deposits held for assumption in connection with sale of bank branch	—	31,307
Total deposits	2,546,435	2,476,246
Securities sold under agreements to repurchase and federal funds purchased	17,991	17,251
FHLB advances and other borrowings	157,250	106,139
Subordinated notes	32,076	32,026
Accrued interest and other liabilities	57,603	61,850
Total liabilities	2,811,355	2,693,512
Shareholders’ Equity
Preferred stock, $1.25 par value per share; 500,000 shares authorized; no shares issued or outstanding	—	—
Common stock, no par value—$0.05205 stated value per share; 50,000,000 shares authorized; 11,206,480 shares issued and 10,613,271 outstanding at September 30, 2023; 11,229,242 shares issued and 10,671,413 outstanding at December 31, 2022	583	584
Additional paid—in capital	188,458	189,264
Retained earnings	112,144	92,473
Accumulated other comprehensive losses	(44,343)	(39,913)
Treasury stock— 593,209 and 557,829 shares, at cost at September 30, 2023 and December 31, 2022, respectively	(13,762)	(13,512)
Total shareholders’ equity	243,080	228,896
Total liabilities and shareholders’ equity	$3,054,435	$2,922,408

ORRSTOWN FINANCIAL SERVICES, INC.
CONDENSED CONSOLIDATED STATEMENTS OF INCOME (Unaudited)
	Three Months Ended		Nine Months Ended
	September 30,	September 30,	September 30,	September 30,
(In thousands)	2023	2022	2023	2022
Interest income
Loans	$32,738	$23,152	$92,685	$66,548
Investment securities - taxable	4,459	2,907	13,244	6,462
Investment securities - tax-exempt	861	1,160	2,591	3,013
Short-term investments	633	200	1,349	536
Total interest income	38,691	27,419	109,869	76,559
Interest expense
Deposits	10,582	1,372	25,392	2,758
Securities sold under agreements to repurchase and federal funds purchased	31	10	84	24
FHLB advances and other borrowings	1,354	78	3,992	121
Subordinated notes	505	504	1,513	1,510
Total interest expense	12,472	1,964	30,981	4,413
Net interest income	26,219	25,455	78,888	72,146
Provision for credit losses	136	1,500	1,264	3,575
Net interest income after provision for credit losses	26,083	23,955	77,624	68,571
Noninterest income
Service charges	1,260	1,216	3,668	3,483
Interchange income	963	1,014	2,921	3,059
Swap fee income	255	197	451	1,935
Wealth management income	2,826	2,953	8,395	8,716
Mortgage banking activities	(142)	(1,014)	448	205
Investment securities gains (losses)	2	(14)	(8)	(163)
Other income	761	1,706	3,286	3,491
Total noninterest income	5,925	6,058	19,161	20,726
Noninterest expenses
Salaries and employee benefits	12,885	12,705	38,135	35,354
Occupancy, furniture and equipment	2,460	2,380	7,059	7,370
Data processing	1,248	1,192	3,666	3,410
Advertising and bank promotions	332	278	1,656	1,514
FDIC insurance	477	294	1,500	767
Professional services	965	887	2,203	2,417
Taxes other than income	387	488	847	1,160
Intangible asset amortization	228	272	717	845
Other operating expenses	1,465	1,761	5,668	5,578
Total noninterest expenses	20,447	36,412	61,451	74,570
Income (loss) before income tax expense (benefit)	11,561	(6,399)	35,334	14,727
Income tax expense (benefit)	2,535	(1,571)	7,314	2,316
Net income (loss)	$9,026	$(4,828)	$28,020	$12,411

Share information:
Basic earnings (loss) per share	$0.87	$(0.47)	$2.71	$1.17
Diluted earnings (loss) per share	$0.87	$(0.47)	$2.68	$1.16
Weighted average shares - basic	10,319	10,369	10,346	10,611
Weighted average shares - diluted	10,405	10,529	10,440	10,758

ORRSTOWN FINANCIAL SERVICES, INC.
ANALYSIS OF NET INTEREST INCOME
Average Balances and Interest Rates, Taxable-Equivalent Basis (Unaudited)
	Three Months Ended
	9/30/2023			6/30/2023			3/31/2023			12/31/2022			9/30/2022
		Taxable-	Taxable-		Taxable-	Taxable-		Taxable-	Taxable-		Taxable-	Taxable-		Taxable-	Taxable-
	Average	Equivalent	Equivalent	Average	Equivalent	Equivalent	Average	Equivalent	Equivalent	Average	Equivalent	Equivalent	Average	Equivalent	Equivalent
(Dollars in thousands)	Balance	Interest	Rate	Balance	Interest	Rate	Balance	Interest	Rate	Balance	Interest	Rate	Balance	Interest	Rate
Assets
Federal funds sold & interest-bearing bank balances	$57,778	$633	4.35%	$37,895	$418	4.42%	$29,599	$298	4.07%	$28,419	$238	3.31%	$38,068	$200	2.08%
Investment securities (1)	521,234	5,548	4.26	526,225	5,510	4.19	525,685	5,465	4.18	512,779	5,170	4.03	528,988	4,377	3.31
Loans (1)(2)(3)	2,256,727	32,878	5.78	2,233,312	31,329	5.63	2,180,224	28,844	5.36	2,133,052	27,061	5.04	2,051,707	23,219	4.49
Total interest-earning assets	2,835,739	39,059	5.47	2,797,432	37,257	5.34	2,735,508	34,607	5.12	2,674,250	32,469	4.83	2,618,763	27,796	4.22
Other assets	200,447			191,983			197,620			202,384			196,277
Total assets	$3,036,186			$2,989,415			$2,933,128			$2,876,634			$2,815,040
Liabilities and Shareholders' Equity
Interest-bearing demand deposits	$1,541,728	7,476	1.92	$1,511,468	6,273	1.66	$1,503,421	4,862	1.31	$1,459,109	2,838	0.77	$1,379,082	912	0.26
Savings deposits	190,817	164	0.34	204,584	135	0.26	219,408	133	0.25	228,521	132	0.23	237,462	90	0.15
Time deposits	357,194	2,942	3.27	326,034	2,200	2.71	275,880	1,207	1.78	254,637	609	0.95	265,015	370	0.55
Total interest-bearing deposits	2,089,739	10,582	2.01	2,042,086	8,608	1.69	1,998,709	6,202	1.26	1,942,267	3,579	0.73	1,881,559	1,372	0.29
Securities sold under agreements to repurchase and federal funds purchased	15,006	31	0.83	13,685	28	0.82	13,868	25	0.72	18,211	20	0.46	23,480	10	0.18
FHLB advances and other borrowings	128,131	1,354	4.19	132,094	1,386	4.21	106,434	1,252	4.77	48,276	509	4.21	10,394	78	3.02
Subordinated notes	32,066	505	6.29	32,049	504	6.29	32,033	504	6.29	32,016	503	6.29	32,000	504	6.29
Total interest-bearing liabilities	2,264,942	12,472	2.19	2,219,914	10,526	1.90	2,151,044	7,983	1.50	2,040,770	4,611	0.90	1,947,433	1,964	0.40
Noninterest-bearing demand deposits	468,628			476,123			495,562			540,275			575,777
Other liabilities	54,353			50,851			52,630			74,602			49,964
Total liabilities	2,787,923			2,746,888			2,699,236			2,655,647			2,573,174
Shareholders' equity	248,263			242,527			233,892			220,987			241,866
Total	$3,036,186			$2,989,415			$2,933,128			$2,876,634			$2,815,040
Taxable-equivalent net interest income / net interest spread		26,587	3.29%		26,731	3.44%		26,624	3.62%		27,858	3.93%		25,832	3.82%
Taxable-equivalent net interest margin			3.73%			3.83%			3.94%			4.14%			3.92%
Taxable-equivalent adjustment		(368)			(356)			(330)			(374)			(377)
Net interest income		$26,219			$26,375			$26,294			$27,484			$25,455
Ratio of average interest-earning assets to average interest-bearing liabilities			125%			126%			127%			131%			134%

NOTES:
(1) Yields and interest income on tax-exempt assets have been computed on a taxable-equivalent basis assuming a 21% tax rate.
(2) Average balances include nonaccrual loans.
(3) Interest income on loans includes prepayment and late fees, where applicable.

ORRSTOWN FINANCIAL SERVICES, INC.
ANALYSIS OF NET INTEREST INCOME
Average Balances and Interest Rates, Taxable-Equivalent Basis (Unaudited)
(continued)
	Nine Months Ended
	September 30, 2023			September 30, 2022
		Taxable-	Taxable-		Taxable-	Taxable-
	Average	Equivalent	Equivalent	Average	Equivalent	Equivalent
(Dollars in thousands)	Balance	Interest	Rate	Balance	Interest	Rate
Assets
Federal funds sold & interest-bearing bank balances	$41,861	$1,349	4.31%	$122,509	$536	0.59%
Investment securities (1)	524,365	16,523	4.21	508,582	10,276	2.70
Loans (1)(2)(3)	2,223,701	93,051	5.59	2,011,881	66,738	4.43
Total interest-earning assets	2,789,927	110,923	5.31	2,642,972	77,550	3.92
Other assets	196,694			191,090
Total assets	$2,986,621			$2,834,062
Liabilities and Shareholders' Equity
Interest-bearing demand deposits	$1,519,013	18,611	1.64	$1,399,035	1,470	0.14
Savings deposits	204,832	431	0.28	234,054	209	0.12
Time deposits	320,000	6,350	2.65	279,557	1,079	0.52
Total interest-bearing deposits	2,043,845	25,392	1.66	1,912,646	2,758	0.19
Securities sold under agreements to repurchase and federal funds purchased	14,190	84	0.79	23,685	24	0.14
FHLB advances and other	122,300	3,992	4.36	4,693	121	3.44
Subordinated notes	32,049	1,513	6.29	31,985	1,510	6.29
Total interest-bearing liabilities	2,212,384	30,981	1.87	1,973,009	4,413	0.30
Noninterest-bearing demand deposits	480,006			562,826
Other liabilities	52,618			46,058
Total liabilities	2,745,008			2,581,893
Shareholders' equity	241,613			252,169
Total liabilities and shareholders' equity	$2,986,621			$2,834,062
Taxable-equivalent net interest income / net interest spread		79,942	3.44%		73,137	3.62%
Taxable-equivalent net interest margin			3.83%			3.70%
Taxable-equivalent adjustment		(1,054)			(991)
Net interest income		$78,888			$72,146
Ratio of average interest-earning assets to average interest-bearing liabilities			126%			134%

NOTES TO ANALYSIS OF NET INTEREST INCOME:
(1) Yields and interest income on tax-exempt assets have been computed on a taxable-equivalent basis assuming a 21% tax rate.
(2) Average balances include nonaccrual loans.
(3) Interest income on loans includes prepayment and late fees, where applicable.

ORRSTOWN FINANCIAL SERVICES, INC.
HISTORICAL TRENDS IN QUARTERLY FINANCIAL DATA (Unaudited)

(In thousands)	September 30, 2023	June 30, 2023	March 31, 2023	December 31, 2022	September 30, 2022
Profitability for the quarter:
Net interest income	$26,219	$26,375	$26,294	$27,484	$25,455
Provision for credit losses	136	399	729	585	1,500
Noninterest income	5,925	7,158	6,078	6,226	6,058
Noninterest expenses	20,447	20,749	20,255	21,236	36,412
Income (loss) before income taxes	11,561	12,385	11,388	11,889	(6,399)
Income tax expense (benefit)	2,535	2,547	2,232	2,263	(1,571)
Net income (loss)	$9,026	$9,838	$9,156	$9,626	$(4,828)

Financial ratios:
Return on average assets (1)	1.18%	1.32%	1.27%	1.33%	(0.68)%
Return on average assets, adjusted (1)(2)(3)	1.18%	1.32%	1.27%	1.33%	1.12%
Return on average equity (1)	14.42%	16.27%	15.88%	17.28%	(7.92)%
Return on average equity, adjusted (1)(2)(3)	14.42%	16.27%	15.88%	17.28%	13.02%
Net interest margin (1)	3.73%	3.83%	3.94%	4.14%	3.92%
Efficiency ratio	63.6%	61.9%	62.6%	63.0%	115.5%
Efficiency ratio, adjusted (2)(3)	63.6%	61.9%	62.6%	63.0%	64.3%

Per share information:
Income (loss) per common share:
Basic	$0.87	$0.95	$0.88	$0.93	$(0.47)
Basic, adjusted (2)(3)	0.87	0.95	0.88	0.93	0.77
Diluted	0.87	0.94	0.87	0.91	(0.47)
Diluted, adjusted (2)(3)	0.87	0.94	0.87	0.91	0.75
Book value	22.90	23.15	22.46	21.45	20.34
Tangible book value	20.94	21.19	20.50	19.47	18.34
Cash dividends paid	0.20	0.20	0.20	0.19	0.19

Average basic shares	10,319	10,336	10,385	10,382	10,369
Average diluted shares	10,405	10,421	10,496	10,550	10,529
(1) Annualized.
(2) Ratio has been adjusted for the restructuring charge and provision for legal settlement for the three months ended September 30, 2022.
(3) Non-GAAP based financial measure. Please refer to Appendix A - Supplemental Reporting of Non-GAAP Measures and GAAP to Non-GAAP Reconciliations for a discussion of our use of non-GAAP based financial measures, including tables reconciling GAAP and non-GAAP financial measures appearing herein.

ORRSTOWN FINANCIAL SERVICES, INC.
HISTORICAL TRENDS IN QUARTERLY FINANCIAL DATA (Unaudited)
(continued)
(In thousands)	September 30, 2023	June 30, 2023	March 31, 2023	December 31, 2022	September 30, 2022
Noninterest income:
Service charges	$1,260	$1,251	$1,157	$1,131	$1,216
Interchange income	963	993	965	996	1,014
Swap fee income	255	196	—	697	197
Wealth management income	2,826	2,822	2,747	2,535	2,953
Mortgage banking activities	(142)	112	478	202	(1,014)
Other income	761	1,786	739	662	1,706
Investment securities gains (losses)	2	(2)	(8)	3	(14)
Total noninterest income	$5,925	$7,158	$6,078	$6,226	$6,058

Noninterest expenses:
Salaries and employee benefits	$12,885	$13,054	$12,196	$12,650	$12,705
Occupancy, furniture and equipment	2,460	2,266	2,333	2,442	2,380
Data processing	1,248	1,201	1,217	1,150	1,192
Advertising and bank promotions	332	919	405	750	278
FDIC insurance	477	519	504	316	294
Professional services	965	504	734	837	887
Taxes other than income	387	3	457	231	488
Intangible asset amortization	228	239	250	260	272
Provision for legal settlement	—	—	—	—	13,000
Restructuring expenses	—	—	—	—	3,155
Other operating expenses	1,465	2,044	2,159	2,600	1,761
Total noninterest expenses	$20,447	$20,749	$20,255	$21,236	$36,412

ORRSTOWN FINANCIAL SERVICES, INC.
HISTORICAL TRENDS IN QUARTERLY FINANCIAL DATA (Unaudited)
(continued)
(In thousands)	September 30, 2023	June 30, 2023	March 31, 2023	December 31, 2022	September 30, 2022
Balance Sheet at quarter end:
Cash and cash equivalents	$94,939	$76,318	$98,323	$60,823	$66,927
Restricted investments in bank stocks	12,987	12,602	12,869	10,642	6,469
Securities available for sale	495,162	508,612	520,232	513,728	503,596
Loans held for sale, at fair value	6,448	6,450	7,341	10,880	10,175
Loans:
Commercial real estate:
Owner occupied	376,350	366,439	339,371	315,770	313,125
Non-owner occupied	630,514	626,140	603,396	608,043	573,605
Multi-family	143,437	145,257	144,053	138,832	114,561
Non-owner occupied residential	100,391	105,504	106,390	104,604	105,267
Commercial and industrial (1)	374,190	379,905	380,683	357,774	378,574
Acquisition and development:
1-4 family residential construction	25,642	20,461	20,941	25,068	20,810
Commercial and land development	153,279	143,177	174,556	158,308	148,512
Municipal	10,334	10,638	11,329	12,173	12,683
Total commercial loans	1,814,137	1,797,521	1,780,719	1,720,572	1,667,137
Residential mortgage:
First lien	248,335	235,813	227,031	229,849	220,970
Home equity – term	5,223	5,228	5,371	5,505	5,869
Home equity – lines of credit	188,736	185,099	183,340	183,241	180,267
Installment and other loans	10,405	10,756	11,040	12,065	13,684
Total loans	2,266,836	2,234,417	2,207,501	2,151,232	2,087,927
Allowance for credit losses (2)	(28,278)	(28,383)	(28,364)	(25,178)	(24,709)
Net loans held-for-investment	2,238,558	2,206,034	2,179,137	2,126,054	2,063,218
Goodwill	18,724	18,724	18,724	18,724	18,724
Other intangible assets, net	2,650	2,589	2,828	3,078	3,338
Total assets	3,054,435	3,008,197	3,011,548	2,922,408	2,852,092
Total deposits	2,546,435	2,522,861	2,515,626	2,476,246	2,505,853
Borrowings	175,241	152,229	176,315	123,390	22,632
Subordinated notes	32,076	32,059	32,042	32,026	32,010
Total shareholders' equity	243,080	245,641	240,161	228,896	217,378

(1) This balance includes $6.2 million, $7.2 million, $10.8 million, $13.8 million and $17.0 million of SBA PPP loans, net of deferred fees and costs, at September 30, 2023, June 30, 2023, March 31, 2023, December 31, 2022 and September 30, 2022, respectively.

(2) The balance includes $2.4 million in a one-time cumulative-effect adjustment that increased the allowance for credit losses from the adoption of the new CECL standard on January 1, 2023.

ORRSTOWN FINANCIAL SERVICES, INC.
HISTORICAL TRENDS IN QUARTERLY FINANCIAL DATA (Unaudited)
(continued)
	September 30, 2023	June 30, 2023	March 31, 2023	December 31, 2022	September 30, 2022
Capital and credit quality measures (1):
Total risk-based capital:
Orrstown Financial Services, Inc	13.0%	13.0%	12.8%	12.7%	12.7%
Orrstown Bank	12.5%	12.5%	12.4%	12.3%	12.9%
Tier 1 risk-based capital:
Orrstown Financial Services, Inc	10.6%	10.5%	10.4%	10.3%	10.2%
Orrstown Bank	11.4%	11.4%	11.2%	11.2%	11.8%
Tier 1 common equity risk-based capital:
Orrstown Financial Services, Inc	10.6%	10.5%	10.4%	10.3%	10.2%
Orrstown Bank	11.4%	11.4%	11.2%	11.2%	11.8%
Tier 1 leverage capital:
Orrstown Financial Services, Inc	8.7%	8.6%	8.5%	8.5%	8.4%
Orrstown Bank	9.3%	9.3%	9.2%	9.2%	9.6%

Average equity to average assets	8.18%	8.11%	7.97%	7.68%	8.59%
Allowance for credit losses to total loans	1.25%	1.27%	1.28%	1.17%	1.18%
Total nonaccrual loans to total loans	0.98%	0.94%	0.96%	0.96%	0.25%
Nonperforming assets to total assets	0.73%	0.70%	0.71%	0.70%	0.19%
Allowance for credit losses to nonaccrual loans	127%	135%	134%	122%	466%

Other information:
Net charge-offs (recoveries)	$241	$380	$(34)	$116	$70
Classified loans	33,593	26,347	34,024	36,325	19,576
Nonperforming and other risk assets:
Nonaccrual loans (2)	22,324	21,062	21,246	20,583	5,303
Other real estate owned	—	—	85	—	—
Total nonperforming assets	22,324	21,062	21,331	20,583	5,303
Financial difficulty modifications / Troubled debt restructurings still accruing (3)	—	—	—	682	689
Loans past due 90 days or more and still accruing (2)	277	539	28	439	232
Total nonperforming and other risk assets	$22,601	$21,601	$21,359	$21,704	$6,224
(1) Capital ratios are estimated, subject to regulatory filings. The Company elected the three-year phase in option for the day-one impact of ASU 2016-13 for current expected credit losses ("CECL") to regulatory capital. In the first year of adoption in 2023, the Company adjusted retained earnings, allowance for credit losses includable in tier 2 capital and the deferred tax assets from temporary differences in risk weighted assets by the permitted percentage of the day-one impact from adopting the new CECL standard.

(2) Includes zero, zero, zero, $0.4 million and $0.2 million of purchased credit impaired loans at September 30, 2023, June 30, 2023, March 31, 2023, December 31, 2022, and September 30, 2022, respectively, in accordance with ASC 310-30. Upon adoption of the CECL standard, purchased credit deteriorated loans were evaluated on an individual loan level and reported on an individual loan basis under ASC 310-20, Nonrefundable Fees and Other Costs.

(3) On January 1, 2023, the Company adopted ASU No. 2022-02, Financial Instruments – Credit Losses (Topic 326): Troubled Debt Restructurings and Vintage Disclosures (“ASU 2022-02”), which eliminated the troubled debt restructuring ("TDR") accounting model and requires that the Company evaluate, based on the accounting for loan modifications, whether the borrower is experiencing financial difficulty and the modification results in a more-than-insignificant direct change in the contractual cash flows and represents a new loan or a continuation of an existing loan. During 2023, the Company did not have loans meeting the “Financial Difficulty Modification” criteria in accordance with ASU 2022-02.

Appendix A- Supplemental Reporting of Non-GAAP Measures and GAAP to Non-GAAP Reconciliations
As a result of acquisitions, the Company has intangible assets consisting of goodwill and core deposit and other intangible assets, which totaled $21.4 million and $21.8 million at September 30, 2023 and December 31, 2022, respectively. Additionally, the Company incurred $3.2 million and $13.0 million in restructuring charges and a provision for legal settlement, respectively, during the three and nine months ended September 30, 2022.
Management believes providing certain other “non-GAAP” financial information will assist investors in their understanding of the effect on recent financial results from non-recurring charges.
Tangible book value per common share and the impact of the restructuring charge and legal settlement on net income and associated ratios, as used by the Company in this earnings release, are determined by methods other than in accordance with U.S. Generally Accepted Accounting Principles ("GAAP"). While we believe this information is a useful supplement to GAAP based measures presented in this earnings release, readers are cautioned that this non-GAAP disclosure has limitations as an analytical tool, should not be viewed as a substitute for financial measures determined in accordance with GAAP, and should not be considered in isolation or as a substitute for analysis of our results and financial condition as reported under GAAP, nor are such measures necessarily comparable to non-GAAP performance measures that may be presented by other companies. This supplemental presentation should not be construed as an inference that our future results will be unaffected by similar adjustments to be determined in accordance with GAAP.
The following tables present the computation of each non-GAAP based measure:
(dollars and shares in thousands)

Tangible Book Value per Common Share	September 30, 2023	June 30, 2023	March 31, 2023	December 31, 2022	September 30, 2022
Shareholders' equity (most directly comparable GAAP-based measure)	$243,080	$245,641	$240,161	$228,896	$217,378
Less: Goodwill	18,724	18,724	18,724	18,724	18,724
Other intangible assets	2,650	2,589	2,828	3,078	3,338
Related tax effect	(557)	(544)	(594)	(646)	(701)
Tangible common equity (non-GAAP)	$222,263	$224,872	$219,203	$207,740	$196,017

Common shares outstanding	10,613	10,611	10,692	10,671	10,686

Book value per share (most directly comparable GAAP-based measure)	$22.90	$23.15	$22.46	$21.45	$20.34
Intangible assets per share	1.96	1.96	1.96	1.98	2.00
Tangible book value per share (non-GAAP)	$20.94	$21.19	$20.50	$19.47	$18.34

(dollars and shares in thousands)
Adjusted Ratios for Restructuring Charges and Provision for Legal Settlement	September 30, 2023	September 30, 2022	September 30, 2023	September 30, 2022
	Three Months Ended	Three Months Ended	Nine Months Ended	Nine Months Ended
Net income (loss) (A) - most directly comparable GAAP-based measure	$9,026	$(4,828)	$28,020	$12,411
Plus: Restructuring expenses (B)	—	3,155	—	3,155
Plus: Provision for legal settlement (B)	—	13,000	—	13,000
Less: Related tax effect (C)	—	(3,393)	—	(3,393)
Adjusted net income (D=A+B-C) - Non-GAAP	$9,026	$7,934	$28,020	$25,173

Average assets (E)	$3,036,186	$2,815,040	$2,986,621	$2,834,062
Return on average assets (= A / E) - most directly comparable GAAP-based measure	1.18%	(0.68)%	1.25%	0.59%
Return on average assets, adjusted (= D / E) - Non-GAAP	1.18%	1.12%	1.25%	1.19%

Average equity (F)	$248,263	$241,866	$241,613	$252,169
Return on average equity (= A / F) - most directly comparable GAAP-based measure	14.42%	(7.92)%	15.51%	6.58%
Return on average equity, adjusted (= D / F) - Non-GAAP	14.42%	13.02%	15.51%	13.35%

Weighted average shares - basic (G) - most directly comparable GAAP-based measure	10,319	10,369	10,346	10,611
Basic earnings (loss) per share (= A / G) - most directly comparable GAAP-based measure	$0.87	$(0.47)	$2.71	$1.17
Basic earnings per share, adjusted (= D / G) - Non-GAAP	$0.87	$0.77	$2.71	$2.37

Weighted average shares - diluted (H) - most directly comparable GAAP-based measure	10,405	10,369	10,440	10,758
Diluted earnings (loss) per share (= A / H) - most directly comparable GAAP-based measure	$0.87	$(0.47)	$2.68	$1.16
Weighted average shares - diluted (H) - Non-GAAP	10,405	10,529	10,440	10,758
Diluted earnings per share, adjusted (= D / H) - Non-GAAP	$0.87	$0.75	$2.68	$2.34

Noninterest expense (I) - most directly comparable GAAP-based measure	$20,447	$36,412	$61,451	$74,570
Less: Restructuring expenses (B)	—	(3,155)	—	(3,155)
Less: Provision for legal expenses (B)	—	(13,000)	—	(13,000)
Adjusted noninterest expense (J = I - B) - Non-GAAP	$20,447	$20,257	$61,451	$58,415

Net interest income (K)	$26,219	$25,455	$78,888	$72,146
Noninterest income (L)	5,925	6,058	19,161	20,726
Total operating income (M = K + L)	$32,144	$31,513	$98,049	$92,872

Efficiency ratio (= I / M) - most directly comparable GAAP-based measure	63.6%	115.5%	62.7%	80.3%
Efficiency ratio, adjusted (= J / M) - Non-GAAP	63.6%	64.3%	62.7%	62.9%

Appendix B- Investment Portfolio Concentrations
The following table summarizes the credit ratings and collateral associated with the Company's investment security portfolio, excluding equity securities, at September 30, 2023:
(dollars in thousands)

Sector	Portfolio Mix	Amortized Book	Fair Value	Credit Enhancement	AAA	AA	A	BBB	NR	Collateral / Guarantee Type
Unsecured ABS	1%	$4,053	$3,527	31%	—%	—%	—%	—%	100%	Unsecured Consumer Debt
Student Loan ABS	1	5,781	5,711	27	—	—	—	—	100	Seasoned Student Loans
Federal Family Education Loan ABS	18	101,485	100,565	9	7	80	—	13	—	Federal Family Education Loan (1)
PACE Loan ABS	—	2,362	1,983	6	100	—	—	—	—	PACE Loans (2)
Non-Agency CMBS	4	23,349	23,110	19	—	—	—	—	100
Non-Agency RMBS	3	16,699	12,666	14	100	—	—	—	—	Reverse Mortgages (3)
Municipal - General Obligation	19	103,818	88,804		10	83	7	—	—
Municipal - Revenue	22	119,989	99,313		—	82	12	—	6
SBA ReRemic (5)	1	3,855	3,732		—	100	—	—	—	SBA Guarantee (4)
Small Business Administration	1	8,562	9,100		—	100	—	—	—	SBA Guarantee (4)
Agency MBS	26	143,087	129,387		—	100	—	—	—	Residential Mortgages (4)
U.S. Treasury securities	4	20,060	17,143		—	100	—	—	—	U.S. Government Guarantee (4)
	100%	$553,102	$495,042		7%	80%	4%	2%	7%

(1) 97% guaranteed by U.S. government
(2) PACE acronym represents Property Assessed Clean Energy loans
(3) Non-agency reverse mortgages with current structural credit enhancements
(4) Guaranteed by U.S. government or U.S. government agencies
(5) SBA ReRemic acronym represents Re-Securitization of Real Estate Mortgage Investment Conduits

Note: Ratings in table are the lowest of the six rating agencies (Standard & Poor's, Moody's, Fitch, Morningstar, DBRS and Kroll Bond Rating Agency). Standard & Poor's rates U.S. government obligations at AA+.

About the Company
With $3.1 billion in assets, Orrstown Financial Services, Inc. and its wholly-owned subsidiary, Orrstown Bank, provide a wide range of consumer and business financial services in Berks, Cumberland, Dauphin, Franklin, Lancaster, Perry, and York Counties, Pennsylvania and Anne Arundel, Baltimore, Howard, and Washington Counties, Maryland, as well as Baltimore City, Maryland. The Company's lending area also includes adjacent counties in Pennsylvania and Maryland, as well as Loudon County, Virginia and Berkeley, Jefferson and Morgan Counties, West Virginia. Orrstown Bank is an Equal Housing Lender and its deposits are insured up to the legal maximum by the FDIC. Orrstown Financial Services, Inc.’s common stock is traded on Nasdaq (ORRF). For more information about Orrstown Financial Services, Inc. and Orrstown Bank, visit www.orrstown.com.
Cautionary Note Regarding Forward-Looking Statements:
This press release contains “forward-looking statements” within the meaning of Section 27A of the Securities Act and Section 21E of the Exchange Act. Forward-looking statements reflect the current views of the Company's management with respect to, among other things, future events and the Company's financial performance. These statements are often, but not always, made through the use of words or phrases such as “may,” “should,” “could,” “predict,” “potential,” “believe,” “will likely result,” “expect,” “continue,” “will,” “anticipate,” “seek,” “estimate,” “intend,” “plan,” “project,” “forecast,” “goal,” “target,” “would” and “outlook,” or the negative variations of those words or other comparable words of a future or forward-looking nature. These forward-looking statements are not historical facts, and are based on current expectations, estimates, predictions or projections about events or the Company's industry, management’s beliefs and certain assumptions made by management, many of which, by their nature, are inherently uncertain and beyond the Company's control, and include, but are not limited to, statements related to new business development, new loan opportunities, growth in the balance sheet and fee-based revenue lines of business, merger and acquisition activity, cost savings initiatives, reducing risk assets and mitigating losses in the future. Accordingly, the Company cautions you that any such forward-looking statements are not guarantees of future performance and are subject to risks, assumptions and uncertainties that are difficult to predict. Although the Company believes that the expectations reflected in these forward-looking statements are reasonable as of the date made, actual results may prove to be materially different from the results expressed or implied by the forward-looking statements and there can be no assurances that the Company will achieve the desired level of new business development and new loans, growth in the balance sheet and fee-based revenue lines of business, successful merger and acquisition activity, cost savings initiatives and continued reductions in risk assets or mitigation of losses in the future. Factors which could cause the actual results of the Company's operations to differ materially from expectations include, but are not limited to: ineffectiveness of the Company's strategic growth plan due to changes in current or future market conditions; the effects of competition and how it may impact our community banking model, including industry consolidation and development of competing financial products and services; the integration of the Company's strategic acquisitions; the inability to fully achieve expected savings, efficiencies or synergies from mergers and acquisitions, or taking longer than estimated for such savings, efficiencies and synergies to be realized; changes in laws and regulations; interest rate movements; changes in credit quality; inability to raise capital, if necessary, under favorable conditions; volatility in the securities markets; the demand for our products and services; deteriorating economic conditions; geopolitical tensions; operational risks including, but not limited to, cybersecurity incidents, fraud, natural disasters and future pandemics; expenses associated with pending litigation and legal proceedings; and other risks and uncertainties, including those detailed in our Annual Report on Form 10-K for the year ended December 31, 2022 under the sections titled “Risk Factors” and “Management’s Discussion and Analysis of Financial Condition and Results of Operations” and in subsequently filings made with the Securities and Exchange Commission. The statements are valid only as of the date hereof and we disclaim any obligation to update this information. The foregoing list of factors is not exhaustive.
If one or more events related to these or other risks or uncertainties materializes, or if the Company's underlying assumptions prove to be incorrect, actual results may differ materially from what the Company anticipates. Accordingly, you should not place undue reliance on any such forward-looking statements. Any forward-looking statement speaks only as of the date on which it is made, and the Company does not undertake any obligation to publicly update or review any forward-looking statement, whether as a result of new information, future developments or otherwise. New risks and uncertainties arise from time to time, and it is not possible for the Company to predict those events or how they may affect it. In addition, the Company cannot assess the impact of each factor on its business or the extent to which any factor, or combination of factors, may cause actual results to differ materially from those contained in any forward-looking statements. All forward-looking statements, expressed or implied, included in this press release are expressly qualified in their entirety by this cautionary statement. This cautionary statement should also be considered in connection with any subsequent written or oral forward-looking statements that the Company or persons acting on the Company's behalf may issue.

The review period for subsequent events extends up to and includes the filing date of a public company’s financial statements, when filed with the Securities and Exchange Commission. Accordingly, the consolidated financial information presented in this announcement is subject to change.

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